Exhibit 99.1

Investor Relations: Amanda Butler (216) 383-2534
Amanda_Butler@lincolnelectric.com

LINCOLN ELECTRIC REPORTS FOURTH QUARTER AND FULL YEAR 2013 RESULTS
Q4 EPS Increases 45% to $1.07, Adjusted EPS Increases 38% to $1.09
Full Year 2013 EPS Increases 16% to $3.54, Adjusted EPS Increases 19% to $3.77

Fourth Quarter and Full Year Highlights vs. Prior Year
▪ Q4 Operating income up 39% to $119 million, or 16.6% of sales on a 4% increase in sales
▪ Q4 Adjusted operating income up 32% to $120 million and up 350 bps to 16.8% of sales
▪ Q4 Net income up 42% to $88 million; Adjusted net income $89 million, including $18 million from Venezuela
▪ FY2013 Net income up 14% to $294 million; Adjusted net income $313 million, including $38 million from Venezuela
▪ Q4 Cash flow from operations up 15% to $97 million in the fourth quarter; up 4% to $339 million in 2013
▪ Returned $71 million to shareholders through share repurchases and dividends in Q4; returned $217 million in 2013

CLEVELAND, Ohio, February 14, 2014 -- Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported fourth quarter 2013 net income of $88.3 million, or $1.07 per diluted share. Net income was $62.1 million, or $0.74 per diluted share, in the comparable 2012 period.  Adjusted net income was $89.2 million, or $1.09 per diluted share, compared to adjusted net income of $65.9 million, or $0.79 per diluted share, in the comparable 2012 period.

Sales increased 4.4% to $714.8 million in the fourth quarter 2013 versus $684.6 million in the comparable 2012 period. This increase reflects higher volumes and acquisitions, which was partially offset by unfavorable foreign exchange translation. Operating income for the fourth quarter increased 38.7% to $118.9 million, or 16.6% of sales, from $85.7 million, or 12.5% of sales, in the comparable 2012 period.  On an adjusted basis, operating income increased 32.1% to $119.9 million or 16.8% of sales, compared with $90.7 million, or 13.3% of sales in 2012.

The Company’s Board of Directors declared a quarterly cash dividend of $0.23 per share, which was paid on January 15, 2014 to holders of record on December 31, 2013. During the quarter, the Company returned $54.2 million to shareholders through the repurchase of 767,531 of the Company's common shares.

Christopher L. Mapes, Chairman, President and Chief Executive Officer stated, "We are pleased to report solid fourth quarter and full year 2013 results that reflect strong execution of our initiatives, even in challenging and dynamic market conditions. Our focus on favorable mix, optimized processes, and a strong pipeline of new products resulted in margin expansion, solid cash flow generation and accelerated returns to shareholders. Most notably, we achieved a 120 basis point improvement in working capital efficiency to 17.6% of sales, record cash flows from operations, increased our return on invested capital to 18.9%, and returned over $217 million to shareholders through dividends and share repurchases.

Looking ahead to 2014, we remain focused on serving our customers with innovative solutions, achieving margin improvements through the continued implementation of our commercial and operational initiatives and expect to benefit from modest end market improvements."

Full Year 2013 Summary

Sales for 2013 were steady at $2.9 billion versus the 2012 period, reflecting a 3.2% increase from acquisitions offset by reduced volumes and unfavorable foreign exchange. Operating income increased 12.4% to $407.0 million, or 14.3% of sales, from $362.1 million, or 12.7% of sales in 2012.

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Lincoln Electric Reports Fourth Quarter and Full Year 2013 Financial Results

Net income for 2013 was $293.8 million, or $3.54 per diluted share. Net income was $257.4 million, or $3.06 per diluted share, in 2012.  Adjusted net income was $313.2 million, or $3.77 per diluted share, compared to adjusted net income of $265.8 million, or $3.16 per diluted share, in 2012.

During the twelve months ended December 31, 2013, the Company made voluntary contributions of $75.2 million to its U.S. pension plans and returned $217.2 million to shareholders through the payment of $49.3 million in dividends and the repurchase of $167.9 million, or 2,721,903 of the Company's common shares. The Company also invested $53.2 million in acquisitions during the year.

Venezuela

Venezuela is a highly inflationary economy under U.S. generally accepted accounting principles ("GAAP"). This highly inflationary economy drove higher prices and earnings in our Venezuelan operation during 2013. In addition, financial results were impacted by an after-tax charge of $12.2 million related to the devaluation of the Venezuelan currency during the first half of 2013.

Fourth quarter 2013 net sales included $40.9 million from Venezuela. Net income for the quarter included $17.7 million, or $0.22 per diluted share, from Venezuela. On a full year 2013 basis, net sales included $109.1 million from Venezuela. Net income for the full year included $25.6 million, or $0.31 per diluted share, from Venezuela. Adjusted net income for the full year included $37.8 million, or $0.46 per diluted share, from Venezuela.

The impact to earnings of a further devaluation of the Venezuelan currency will be dependent upon movements in the applicable exchange rates and the amount of monetary assets and liabilities on the Venezuelan operation's balance sheet. The bolivar-denominated monetary net asset position was $38.6 million at December 31, 2013 which includes $50.6 million of cash and cash equivalents translated at the official exchange rate of 6.3 bolivars to the U.S. dollar. If in the future the Company were to convert bolivars at a rate other than the official exchange rate or the official exchange rate is revised, the Company may realize a loss to earnings. For example, a future devaluation in the Venezuelan currency to a rate of 12.6 would result in the Company realizing additional charges of approximately $3.0 million to Cost of goods sold based on current inventory levels and $20.0 million to Selling, general and administrative expenses based upon the bolivar-denominated monetary net asset position at December 31, 2013.

The Company expects that the operating environment in Venezuela will continue to be a challenge due to continued economic uncertainty and the limited ability to convert bolivars to U.S. dollars. The various restrictions on the Company’s ability to effectively manage the Venezuelan operations could affect the ability to pay obligations and maintain normal production levels.

Webcast Information

A conference call to discuss fourth quarter 2013 financial results will be webcast live today, Friday, February 14, 2014, at 10:00 a.m., Eastern Time.  This webcast is accessible at http://ir.lincolnelectric.com. Listeners should go to the web site prior to the call to register and download and install any necessary audio software. A replay of the webcast will be available on the Company's web site.

Investors who are unable to access the webcast may listen to the conference call live by telephone by dialing (877) 344-3899 (domestic) or (315) 625-3087 (international) and use confirmation code 36445529. A telephonic replay will be available starting at 1:00 p.m. Eastern Time today and will end on Friday, February 28, 2014 at 11:59 p.m. Eastern Time. To listen to the replay, please dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and use confirmation code 36445529.

Financial results for the fourth quarter 2013 can also be obtained at http://ir.lincolnelectric.com.

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Lincoln Electric Reports Fourth Quarter and Full Year 2013 Financial Results

About Lincoln Electric

Lincoln Electric is the world leader in the design, development and manufacture of arc welding products, robotic arc welding systems, plasma and oxy-fuel cutting equipment and has a leading global position in the brazing and soldering alloys market.  Headquartered in Cleveland, Ohio, Lincoln has 48 manufacturing locations, including operations and joint ventures in 19 countries and a worldwide network of distributors and sales offices covering more than 160 countries.  For more information about Lincoln Electric and its products and services, visit the Company’s website at http://www.lincolnelectric.com.

Non-GAAP Information

Adjusted operating income, Adjusted net income and Adjusted diluted earnings per share are non-GAAP financial measures that management believes are important to investors to evaluate and compare the Company’s financial performance from period to period.  Management uses this information in assessing and evaluating the Company’s underlying operating performance.  Non-GAAP financial measures should be read in conjunction with the GAAP financial measures, as non-GAAP measures are a supplement to, and not a replacement for, GAAP financial measures.  Please refer to the attached schedule for a reconciliation of non-GAAP financial measures to the related GAAP financial measures.

Forward-Looking Statements

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic and market conditions; the effectiveness of operating initiatives; interest rates; currency exchange rates and devaluations, including in highly inflationary countries such as Venezuela; adverse outcome of pending or potential litigation; actual costs of the Company’s rationalization plans; possible acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; and the possible effects of events beyond our control, such as political unrest, acts of terror and natural disasters, on the Company or its customers, suppliers and the economy in general.  For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)
Consolidated Statements of Income

	Three months ended December 31,				Fav (Unfav) to Prior Year
	2013	% of Sales	2012	% of Sales	$	%
Net sales	$714,791	100.0%	$684,648	100.0%	$30,143	4.4%
Cost of goods sold	471,744	66.0%	471,616	68.9%	(128)	—
Gross profit	243,047	34.0%	213,032	31.1%	30,015	14.1%
Selling, general & administrative expenses	123,883	17.3%	122,290	17.9%	(1,593)	(1.3%)
Rationalization and asset impairment charges	259	—	5,037	0.7%	4,778	94.9%
Operating income	118,905	16.6%	85,705	12.5%	33,200	38.7%
Interest income	868	0.1%	1,340	0.2%	(472)	(35.2%)
Equity earnings in affiliates	1,119	0.2%	743	0.1%	376	50.6%
Other income	1,053	0.1%	670	0.1%	383	57.2%
Interest expense	(557)	(0.1%)	(853)	(0.1%)	296	34.7%
Income before income taxes	121,388	17.0%	87,605	12.8%	33,783	38.6%
Income taxes	33,323	4.7%	25,639	3.7%	(7,684)	(30.0%)
Effective tax rate	27.5%		29.3%		1.8%
Net income including non-controlling interests	88,065	12.3%	61,966	9.1%	26,099	42.1%
Non-controlling interests in subsidiaries’ loss	(259)	—	(118)	—	(141)	(119.5%)
Net income	$88,324	12.4%	$62,084	9.1%	$26,240	42.3%

Basic earnings per share	$1.09		$0.75		$0.34	45.3%
Diluted earnings per share	$1.07		$0.74		$0.33	44.6%
Weighted average shares (basic)	81,132		82,651
Weighted average shares (diluted)	82,184		83,677
	Twelve months ended December 31,				Fav (Unfav) to Prior Year
	2013	% of Sales	2012	% of Sales	$	%
Net sales	$2,852,671	100.0%	$2,853,367	100.0%	$(696)	—
Cost of goods sold	1,910,017	67.0%	1,986,711	69.6%	76,694	3.9%
Gross profit	942,654	33.0%	866,656	30.4%	75,998	8.8%
Selling, general & administrative expenses	527,206	18.5%	495,221	17.4%	(31,985)	(6.5%)
Rationalization and asset impairment charges	8,463	0.3%	9,354	0.3%	891	9.5%
Operating income	406,985	14.3%	362,081	12.7%	44,904	12.4%
Interest income	3,320	0.1%	3,988	0.1%	(668)	(16.8%)
Equity earnings in affiliates	4,806	0.2%	5,007	0.2%	(201)	(4.0%)
Other income	4,194	0.1%	2,685	0.1%	1,509	56.2%
Interest expense	(2,864)	(0.1%)	(4,191)	(0.1%)	1,327	31.7%
Income before income taxes	416,441	14.6%	369,570	13.0%	46,871	12.7%
Income taxes	124,754	4.4%	112,354	3.9%	(12,400)	(11.0%)
Effective tax rate	30.0%		30.4%		0.4%
Net income including non-controlling interests	291,687	10.2%	257,216	9.0%	34,471	13.4%
Non-controlling interests in subsidiaries’ loss	(2,093)	(0.1%)	(195)	—	(1,898)	(973.3%)
Net income	$293,780	10.3%	$257,411	9.0%	$36,369	14.1%

Basic earnings per share	$3.58		$3.10		$0.48	15.5%
Diluted earnings per share	$3.54		$3.06		$0.48	15.7%
Weighted average shares (basic)	81,978		83,087
Weighted average shares (diluted)	83,042		84,175

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Non-GAAP Financial Measures

	Three months ended December 31,		Twelve months ended December 31,
	2013	2012	2013	2012
Operating income as reported	$118,905	$85,705	$406,985	$362,081
Special items (pre-tax):
Rationalization and asset impairment charges (1)	259	5,037	8,463	9,354
Loss on the sale of land (2)	705	—	705	—
Venezuelan currency devaluation (3)	—	—	12,198	—
Venezuelan statutory severance obligation (4)	—	—	—	1,381
Adjusted operating income (6)	$119,869	$90,742	$428,351	$372,816

Net income as reported	$88,324	$62,084	$293,780	$257,411
Special items (after-tax):
Rationalization and asset impairment charges (1)	223	3,823	7,573	7,442
Loss on the sale of land (2)	705	—	705	—
Venezuelan currency devaluation (3)	—	—	12,198	—
Venezuelan statutory severance obligation (4)	—	—	—	906
Special items attributable to non-controlling interests (5)	(47)	—	(1,068)	—
Adjusted net income (6)	$89,205	$65,907	$313,188	$265,759

Diluted earnings per share as reported	$1.07	$0.74	$3.54	$3.06
Special items	0.02	0.05	0.23	0.10
Adjusted diluted earnings per share (6)	$1.09	$0.79	$3.77	$3.16

Weighted average shares (diluted)	82,184	83,677	83,042	84,175

(1)
The three and twelve months ended December 31, 2013 include net charges associated with long-lived asset impairments and severance and other related costs from the consolidation of manufacturing operations partially offset by gains related to the sale of assets at rationalized operations.

(2)	Represents the loss realized related to the sale of land.

(3)	Represents the impact of the devaluation of the Venezuelan currency.

(4)	Represents an unfavorable adjustment due to a change in Venezuelan labor law, which provides for increased employee severance obligations.

(5)
The three months ended December 31, 2013 represents the portion of land sale attributable to non-controlling interests. The three and twelve months ended December 31, 2013 include the portion of land sale and the long-lived asset impairments attributable to non-controlling interests.

(6)
Adjusted operating income, Adjusted net income and Adjusted diluted earnings per share are non-GAAP financial measures that management believes are important to investors to evaluate and compare the Company’s financial performance from period to period.  Management uses this information in assessing and evaluating the Company’s underlying operating performance.  Non-GAAP financial measures should be read in conjunction with the GAAP financial measures, as non-GAAP measures are a supplement to, and not a replacement for, GAAP financial measures.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands)
(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	December 31, 2013	December 31, 2012
Cash and cash equivalents	$299,825	$286,464
Total current assets	1,130,775	1,132,816
Property, plant and equipment, net	484,005	486,236
Total assets	2,151,867	2,089,863
Total current liabilities	456,779	440,267
Short-term debt (1)	15,296	18,676
Long-term debt	3,791	1,599
Total equity	1,530,688	1,358,321

Net Operating Working Capital	December 31, 2013	December 31, 2012
Accounts receivable	$367,134	$360,662
Inventory	349,963	364,890
Trade accounts payable	212,799	209,647
Net operating working capital	$504,298	$515,905

Net operating working capital to net sales (2)	17.6%	18.8%

Invested Capital	December 31, 2013	December 31, 2012
Short-term debt (1)	$15,296	$18,676
Long-term debt	3,791	1,599
Total debt	19,087	20,275
Total equity	1,530,688	1,358,321
Invested capital	$1,549,775	$1,378,596

Total debt / invested capital	1.2%	1.5%
Return on invested capital (3)	18.9%	18.7%

(1)	Includes current portion of long-term debt.

(2)	Net operating working capital to net sales is defined as net operating working capital divided by annualized rolling three months of sales.

(3)	Return on invested capital is defined as rolling 12 months of earnings excluding tax-effected interest divided by invested capital.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Three months ended December 31,
	2013	2012
OPERATING ACTIVITIES:
Net income	$88,324	$62,084
Non-controlling interests in subsidiaries’ loss	(259)	(118)
Net income including non-controlling interests	88,065	61,966
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment charges	43	1,383
Depreciation and amortization	17,002	17,114
Equity (earnings) loss in affiliates, net	(347)	1,609
Pension expense	7,513	8,849
Pension contributions and payments	(2,939)	(11,832)
Other non-cash items, net	(296)	3,677
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease in accounts receivable	12,545	44,009
Decrease in inventories	23,199	35,118
Increase in trade accounts payable	33,497	17,292
Net change in other current assets and liabilities	(80,601)	(61,032)
Net change in other long-term assets and liabilities	(878)	(34,010)
NET CASH PROVIDED BY OPERATING ACTIVITIES	96,803	84,143

INVESTING ACTIVITIES:
Capital expenditures	(16,324)	(13,408)
Acquisition of businesses, net of cash acquired	(48,225)	(81,751)
Proceeds from sale of property, plant and equipment	597	849
Other investing activities	2,500	—
NET CASH USED BY INVESTING ACTIVITIES	(61,452)	(94,310)

FINANCING ACTIVITIES:
Net change in borrowings	511	(1,302)
Proceeds from exercise of stock options	4,220	6,081
Excess tax benefits from stock-based compensation	3,629	2,225
Purchase of shares for treasury	(54,238)	(20,863)
Cash dividends paid to shareholders	(16,290)	(30,602)
Transactions with non-controlling interests	(3,278)	—
NET CASH USED BY FINANCING ACTIVITIES	(65,446)	(44,461)

Effect of exchange rate changes on Cash and cash equivalents	(389)	417
DECREASE IN CASH AND CASH EQUIVALENTS	(30,484)	(54,211)
Cash and cash equivalents at beginning of period	330,309	340,675
Cash and cash equivalents at end of period	$299,825	$286,464

Cash dividends paid per share	$0.20	$0.37

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Twelve months ended December 31,
	2013	2012
OPERATING ACTIVITIES:
Net income	$293,780	$257,411
Non-controlling interests in subsidiaries’ loss	(2,093)	(195)
Net income including non-controlling interests	291,687	257,216
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment charges	5,092	1,740
Depreciation and amortization	68,883	65,334
Equity (earnings) loss in affiliates, net	(1,660)	160
Pension expense	29,774	35,439
Pension contributions and payments	(87,356)	(69,646)
Other non-cash items, net	29,461	9,588
Changes in operating assets and liabilities, net of effects from acquisitions:
(Increase) decrease in accounts receivable	(5,437)	57,759
Decrease in inventories	13,310	28,286
Increase in trade accounts payable	794	16,110
Net change in other current assets and liabilities	(4,974)	12,381
Net change in other long-term assets and liabilities	(680)	(86,883)
NET CASH PROVIDED BY OPERATING ACTIVITIES	338,894	327,484

INVESTING ACTIVITIES:
Capital expenditures	(76,015)	(52,715)
Acquisition of businesses, net of cash acquired	(53,161)	(134,602)
Proceeds from sale of property, plant and equipment	1,393	1,387
Other investing activities	(1,717)	(1,541)
NET CASH USED BY INVESTING ACTIVITIES	(129,500)	(187,471)

FINANCING ACTIVITIES:
Net change in borrowings	(1,840)	(89,303)
Proceeds from exercise of stock options	20,297	18,776
Excess tax benefits from stock-based compensation	10,602	7,819
Purchase of shares for treasury	(167,879)	(81,018)
Cash dividends paid to shareholders	(49,277)	(73,112)
Transactions with non-controlling interests	(6,087)	—
NET CASH USED BY FINANCING ACTIVITIES	(194,184)	(216,838)

Effect of exchange rate changes on Cash and cash equivalents	(1,849)	2,188
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	13,361	(74,637)
Cash and cash equivalents at beginning of period	286,464	361,101
Cash and cash equivalents at end of period	$299,825	$286,464

Cash dividends paid per share	$0.60	$0.88

Lincoln Electric Holdings, Inc.
Segment Highlights
(In thousands)
(Unaudited)

	North America Welding	Europe Welding	Asia Pacific Welding	South America Welding	The Harris Products Group	Corporate / Eliminations	Consolidated
Three months ended December 31, 2013
Net sales	$410,033	$111,874	$63,170	$63,303	$66,411	$—	$714,791
Inter-segment sales	27,385	6,046	2,327	11	2,396	(38,165)	—
Total	$437,418	$117,920	$65,497	$63,314	$68,807	$(38,165)	$714,791

EBIT (1)	$83,902	$7,752	$(792)	$25,187	$6,415	$(1,387)	$121,077
As a percent of total sales	19.2%	6.6%	(1.2%)	39.8%	9.3%		16.9%
Special items charge (2)	$(57)	$381	$640	$—	$—	$—	$964
EBIT, as adjusted (4)	$83,845	$8,133	$(152)	$25,187	$6,415	$(1,387)	$122,041
As a percent of total sales	19.2%	6.9%	(0.2%)	39.8%	9.3%		17.1%
Three months ended December 31, 2012
Net sales	$392,939	$107,507	$70,223	$39,931	$74,048	$—	$684,648
Inter-segment sales	29,676	3,870	3,188	—	1,944	(38,678)	—
Total	$422,615	$111,377	$73,411	$39,931	$75,992	$(38,678)	$684,648

EBIT (1)	$75,925	$3,914	$(5,090)	$4,829	$5,544	$1,996	$87,118
As a percent of total sales	18.0%	3.5%	(6.9%)	12.1%	7.3%		12.7%
Special items charge (3)	$273	$1,068	$3,696	$—	$—	$—	$5,037
EBIT, as adjusted (4)	$76,198	$4,982	$(1,394)	$4,829	$5,544	$1,996	$92,155
As a percent of total sales	18.0%	4.5%	(1.9%)	12.1%	7.3%		13.5%
Twelve months ended December 31, 2013
Net sales	$1,652,769	$429,548	$266,282	$195,895	$308,177	$—	$2,852,671
Inter-segment sales	127,254	19,911	14,906	233	9,605	(171,909)	—
Total	$1,780,023	$449,459	$281,188	$196,128	$317,782	$(171,909)	$2,852,671

EBIT (1)	$317,455	$34,202	$(4,256)	$45,108	$27,826	$(4,350)	$415,985
As a percent of total sales	17.8%	7.6%	(1.5%)	23.0%	8.8%		14.6%
Special items charge (2)	$1,052	$2,045	$6,071	$12,198	$—	$—	$21,366
EBIT, as adjusted (4)	$318,507	$36,247	$1,815	$57,306	$27,826	$(4,350)	$437,351
As a percent of total sales	17.9%	8.1%	0.6%	29.2%	8.8%		15.3%
Twelve months ended December 31, 2012
Net sales	$1,580,818	$452,227	$324,482	$161,483	$334,357	$—	$2,853,367
Inter-segment sales	131,062	16,048	14,829	38	8,549	(170,526)	—
Total	$1,711,880	$468,275	$339,311	$161,521	$342,906	$(170,526)	$2,853,367

EBIT (1)	$292,243	$33,765	$2,254	$16,920	$29,477	$(4,886)	$369,773
As a percent of total sales	17.1%	7.2%	0.7%	10.5%	8.6%		13.0%
Special items charge (3)	$827	$3,534	$4,993	$1,381	$—	$—	$10,735
EBIT, as adjusted (4)	$293,070	$37,299	$7,247	$18,301	$29,477	$(4,886)	$380,508
As a percent of total sales	17.1%	8.0%	2.1%	11.3%	8.6%		13.3%

(1)	EBIT is defined as Operating income plus Equity earnings in affiliates and Other income.

(2)
Special items in the three and twelve months ended December 31, 2013 include net rationalization and asset impairment charges and a loss recognized on the sale of land. The twelve months ended December 31, 2013 special charges also include the impact of the devaluation of the Venezuelan currency.

(3)
Special items in the three and twelve months ended December 31, 2012 include net rationalization and asset impairment charges. The twelve months ended December 31, 2012 special charges also include an unfavorable adjustment due to a change in Venezuelan labor law, which provides for increased employee severance obligations.

(4)	The primary profit measure used by management to assess segment performance is EBIT, as adjusted. EBIT for each operating segment is adjusted for special items to derive EBIT, as adjusted.

Lincoln Electric Holdings, Inc.
Change in Net Sales by Segment
(In thousands)
(Unaudited)

Three Months Ended December 31st Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2012	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2013
Operating Segments
North America Welding	$392,939	$5,880	$12,970	$307	$(2,063)	$410,033
Europe Welding	107,507	4,726	—	(2,774)	2,415	111,874
Asia Pacific Welding	70,223	(3,994)	—	(974)	(2,085)	63,170
South America Welding	39,931	11,723	—	13,866	(2,217)	63,303
The Harris Products Group	74,048	3,106	—	(10,327)	(416)	66,411
Consolidated	$684,648	$21,441	$12,970	$98	$(4,366)	$714,791
% Change
North America Welding		1.5%	3.3%	0.1%	(0.5%)	4.4%
Europe Welding		4.4%	—	(2.6%)	2.2%	4.1%
Asia Pacific Welding		(5.7%)	—	(1.4%)	(3.0%)	(10.0%)
South America Welding		29.4%	—	34.7%	(5.6%)	58.5%
The Harris Products Group		4.2%	—	(13.9%)	(0.6%)	(10.3%)
Consolidated		3.1%	1.9%	—	(0.6%)	4.4%

Twelve Months Ended December 31st Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2012	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2013
Operating Segments
North America Welding	$1,580,818	$(22,962)	$91,442	$7,785	$(4,314)	$1,652,769
Europe Welding	452,227	(18,518)	—	(5,696)	1,535	429,548
Asia Pacific Welding	324,482	(48,964)	—	(4,947)	(4,289)	266,282
South America Welding	161,483	13,269	—	29,730	(8,587)	195,895
The Harris Products Group	334,357	1,276	—	(24,748)	(2,708)	308,177
Consolidated	$2,853,367	$(75,899)	$91,442	$2,124	$(18,363)	$2,852,671
% Change
North America Welding		(1.5%)	5.8%	0.5%	(0.3%)	4.6%
Europe Welding		(4.1%)	—	(1.3%)	0.3%	(5.0%)
Asia Pacific Welding		(15.1%)	—	(1.5%)	(1.3%)	(17.9%)
South America Welding		8.2%	—	18.4%	(5.3%)	21.3%
The Harris Products Group		0.4%	—	(7.4%)	(0.8%)	(7.8%)
Consolidated		(2.7%)	3.2%	0.1%	(0.6%)	—